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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-109092 on Form S-3 and Registration Statement No. 333-69066 on Form S-8 of our report dated March 31, 2005, May 23, 2005 as to the effects of the restatement discussed in Note 15 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 15), appearing in this Annual Report on Form 10-K/A of Phoenix Footwear Group, Inc. for the year ended December 31, 2004.

San Diego, California
May 23, 2005